UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2017

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

One Galleria Tower 13355 Noel Road, 22nd Floor Dallas, Texas	75240
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 741-7744

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On June 15, 2017, The Howard Hughes Corporation (the “Company”) issued a press release announcing its closing of the previously announced offering of $200.0 million in aggregate principal amount of 5.375% senior notes due 2025 (the “Notes”) in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended. The issue price of the Notes was 102.25% of the aggregate principal amount. The terms of the Notes, other than their issue date and issue price, are identical to the terms of the $800.0 million in aggregate principal amount of 5.375% Senior Notes due 2025 previously issued by the Company on March 16, 2017 (the “Existing 2025 Notes”). The Notes have the same CUSIP number as the Existing 2025 Notes and trade interchangeably and are fungible with the Existing 2025 Notes. The aggregate principal amount outstanding of the 5.375% Senior Notes 2025 is $1.0 billion. The Company intends to use the net proceeds from the offering for general corporate purposes, including repayment of construction financings and ongoing development projects. The closing of the Notes occurred on June 15, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale of any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 15, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2017

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 15, 2017.